UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2018

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard

St. Louis, Missouri 63105

(Address of Principal Executive Office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2018 (the “Closing Date”), Centene Escrow I Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Centene Corporation (“Centene” or the “Company”), issued $1.8 billion in aggregate principal amount of 5.375% Senior Notes due 2026 (the “Notes”). The Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Escrow Issuer has deposited the gross proceeds of the offering, along with certain additional funds, into a segregated escrow account. The Company intends to use the net proceeds of the offering to finance a portion of the cash consideration payable in connection with the Company’s previously announced acquisition of substantially all of the assets of New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York, a New York not-for-profit corporation (the “Fidelis Acquisition”), to pay related fees and expenses and for general corporate purposes, including the repayment of outstanding indebtedness.

At the time of satisfaction of certain conditions relating to the Fidelis Acquisition, the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), and the Company will assume all of the Escrow Issuer’s obligations under the Notes, the related indenture and the other applicable documents pursuant to a supplemental indenture and by operation of law (the “Assumption”) and subject to the satisfaction of certain other conditions, the gross proceeds from the offering will be released from the escrow account to the Company. If the Fidelis Acquisition is not consummated, the Escrow Issuer will be required to redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date.

The Notes will be issued under an Indenture, dated as of May 23, 2018 (the “Indenture”), by and between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will mature on June 1, 2026. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2018.

At any time after the date of the Assumption and prior to June 1, 2021, the Company may redeem the Notes, in whole or in part, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest thereon and a “make-whole” premium. The Company may redeem the Notes, in whole or in part, at any time on or after June 1, 2021 at redemption prices of 104.031%, 102.688% and 101.344% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on June 1 of the years 2021, 2022 and 2023, respectively, and at a redemption price of 100% of the principal amount thereof on and after June 1, 2024, in each case plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time after the date of the Assumption and prior to June 1, 2021, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 105.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds the Company receives from one or more qualifying equity offerings.

If the Escrow Issuer experiences specific kinds of changes of control, it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Escrow Issuer sells certain assets and does not reinvest the net proceeds or repays senior debt in compliance with the Indenture, it must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, with such proceeds.

Following the Assumption, the Notes will be senior unsecured obligations of the Company and will be equal in right of payment with all of the Company’s existing and future senior indebtedness and will be senior in right of payment to all of the Company’s existing and future subordinated debt. The Notes will not be guaranteed by any of the Company’s subsidiaries and are only required to be guaranteed by any of the Company’s subsidiaries in limited circumstances in the future.

The Indenture includes covenants that limit the ability of the Escrow Issuer, and following the Assumption, the Company, and their respective restricted subsidiaries to, among other things: incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, sell assets, including capital stock of restricted subsidiaries, create certain liens, incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments, guarantee indebtedness, engage in transactions with affiliates, designate unrestricted subsidiaries and merge or consolidate with other entities. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the full text of the Indenture (including the form of note attached thereto), a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 23, 2018, by and between Centene Escrow I Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.375% Senior Notes due 2026 (including Form of Global Note attached thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: May 23, 2018	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke
Executive Vice President & Chief Financial Officer